                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15 (d) OF

                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (date of earliest event reported): April 26, 2001

                               THE AES CORPORATION
             (exact name of registrant as specified in its charter)

        DELAWARE                      0-19281                    54-1163725
(State of Incorporation)       (Commission File No.)       (IRS Employer ID No.)

                       1001 North 19th Street, Suite 2000
                            Arlington, Virginia 22209
          (Address of principal executive offices, including zip code)

               Registrant's telephone number, including area code:
                                 (703) 522-1315

                                 NOT APPLICABLE
          (Former Name or Former Address, if changed since last report)

Item 9.  Regulation FD Disclosure

         On April 26, 2001, The AES Corporation issued its press release for the first quarter of 2001, which is presented below and incorporated herein by reference.



FOR IMMEDIATE RELEASE

            AES REPORTS EARNINGS OF $0.42 PER SHARE FOR THE QUARTER,
                            FROM RECURRING OPERATIONS

                  PHIL LADER ELECTED TO AES BOARD OF DIRECTORS

--------------------------------------------------------------------------------
ARLINGTON, VA, APRIL 26, 2001 -- The AES Corporation (NYSE: AES) announced today that net income, before deducting the noncash foreign currency transaction losses at Brazilian affiliates and the nonrecurring acquisition costs recorded in conjunction with the IPALCO pooling of interests transaction, was $226 million for the quarter ended March 31, 2001, an increase of 19% over the comparative results for the first quarter of 2000. As a result of the pooling transaction, the results of operations of AES for the quarter ended March 31, 2000 have also been restated to include IPALCO. Diluted earnings per share, excluding the noncash transaction losses and the nonrecurring acquisition costs, were $0.42 for the quarter, compared to $0.38 (before foreign currency effects and nonrecurring items) for the same quarter in 2000. Net income, after all charges, was $106 million for the quarter. Revenues for the quarter were $2.5 billion, an increase of 50% from the first quarter of 2000.

Barry Sharp, Chief Financial Officer, commented, "The operating results for the first quarter of 2001 continue to showcase the strength of our diversified portfolio of worldwide businesses. Operating income increased 35% to a record $602 million (before deducting the IPALCO nonrecurring and Brazilian foreign currency transaction losses) for the first quarter of 2001 with strong performances from our generation businesses in the Eastern U.S and South America as well as several of our distribution businesses, including those in Venezuela, Indianapolis (included as a pooling of interests transaction) and Brazil. We were encouraged with the improved results in Brazil this quarter, even after considering the operating impacts of the depreciation of the Real."

Dennis W. Bakke, President and Chief Executive Officer, stated, "In the first quarter we successfully delivered on two of our commitments: running existing businesses well and expanding the way we serve the world by adding new businesses.

On the existing business front, for example, we feel good about the progress we have made in adjusting to the new NETA rules in the United Kingdom at our 4000 MW Drax facility. We are also making great strides in reshaping our AES Eletropaulo business in Sao Paulo, Brazil, the second largest city in the world. Furthermore, the people at our plants in central New York are executing well as they both run the facilities and sell the output into the electricity market.

On the new business front, the quarter was an excellent start to the year:

   o completed two major acquisitions of integrated companies, IPALCO in the U.S. and Gener in Chile;
   o expanded our global presence to operations in 36 countries, with new businesses in four additional countries: Nigeria, Germany, Czech Republic and Italy (with an additional country being added thus far in the second quarter: the Ukraine);
   o     commenced commercial operations at plants formerly under construction:
         Uruguaiana in Brazil,

         Fifoots Point in Wales and one unit at Yangcheng in China;
   o moved ahead on the construction of plants in the United States (Granite Ridge, Wolf Hollow, Ironwood, Red Oak, Puerto Rico, Medina Valley), Bangladesh (Haripur and Meghneghat), Nigeria (barge mounted), Argentina(Parana and Caracoles), China(Yangcheng), Domincan Republic (Andes), Panama (Esti), and Sri Lanka (Kelanitissa); and
   o expanded our ownership in the 1000 MW Alicura hydroelectric facility in Argentina, one of our near 80 hydro plants worldwide.

All of this reaffirms AES's desire to serve the world wherever we are needed, wanted, and can live consistent with our principles. We made great progress toward this goal in the first quarter."

AES also announced that Phil Lader has been elected to the AES Board of Directors. Mr. Lader is Chairman of WPP Group, the world's largest advertising and media services company, and Senior Advisor to Morgan Stanley International. Recently, he was U.S. Ambassador to the Court of St. James and earlier served in President Clinton's cabinet as Administrator of the U.S. Small Business Administration and as White House Deputy Chief of Staff. Earlier, he served as President of Sea Pines Company of Hilton Head, South Carolina and the president of universities in South Carolina and Australia. Mr. Lader is a member of the Council on Foreign Relations and a trustee of the RAND Corporation.

During the quarter, AES announced the following new leadership positions:

      -  Ned Hall: Group Manager for Central America and Florida;
      - Haresh Jaisinghani: Group Manager for Southeast Asia, India, Australia and Hawaii and
      - Mike Scholey: Group Manager for Hungary, Greece, Israel, Turkey, the Balkans and North Africa.

AES business development milestones in 2001 include the following:

o In April, AES announced that it won a bid for approximately $45.9 million to purchase a 75% controlling interest in Kievoblenergo the distribution company that serves the region that surrounds Kiev, the capital city of the Ukraine.

o In April, a subsidiary of AES signed agreements for the financing of its $300 million, 450 MW combined cycle gas-fired Meghnaghat power plant in Bangladesh.

o In April, a subsidiary of AES completed a $180 million financing for its 360 MW gas-fired combined cycle facility Haripur in Bangladesh.

o In April, AES announced the completion of its acquisition of IPALCO in Indiana.

o In March, a subsidiary of AES secured the financing for the 720 MW gas-fired Granite Ridge project in New Hampshire.

o In March, a subsidiary of AES acquired from EniChem SpA an oil-fired 140 MW cogeneration facility in the town of Ottana, which is in the province of Nuoro, Sardinia, Italy.

o In February, a subsidiary of AES entered an agreement to purchase all of the energy assets of Thermo Ecotek Corporation, a wholly owned subsidiary of Thermo Electron Corporation of Waltham, Massachusetts for $195 million.

o In January, AES announced the start of construction of the $300 million AES Wolf Hollow power plant at a site in Granbury, Texas.

o In January, a subsidiary of AES acquired a majority interest in a 290MW barge-mounted natural-gas-fired electric generating business in Lagos, Nigeria.

o In January, AES Huntington Beach submitted a proposal to the California Energy Commission to restart two retired gas-fired units that will add an additional 450 megawatts of generation in the electricity-strapped state of California.

o In January, AES announced the purchase of an additional 39% ownership interest in Hidroelectrica Alicura, a 1000 MW hydro plant in Argentina.

o In January, AES announced that it had successfully completed its offer to exchange all American Depositary Shares of Gener S.A. for AES common stock.

AES is a leading global power company comprised of competitive generation, distribution and retail supply businesses in Argentina, Australia, Bangladesh, Brazil, Canada, Chile, China, Colombia, Dominican Republic, El Salvador, Georgia, Hungary, India, Italy, Kazakhstan, the Netherlands, Nigeria, Mexico, Oman, Pakistan, Panama, Sri Lanka, the Ukraine, the United Kingdom, the United States and Venezuela.

The company's generating assets include interests in one hundred and sixty facilities totaling over 58 gigawatts of capacity. AES's electricity distribution network has over 920,000 km of conductor and associated rights of way and sells over 126,000 gigawatt hours per year to over 17 million end-use customers. In addition, through its various retail electricity supply businesses, the company sells electricity to over 154,000 end-use customers.

AES is dedicated to providing electricity worldwide in a socially responsible way.

This news release may include forward-looking statements. Actual events and results may differ materially from those projected. Factors that could affect actual results are discussed in AES's filings with the Securities and Exchange Commission, and readers are encouraged to read those filings to learn more about the risk factors associated with AES's businesses.

                                    * * * * *

For more general information visit our web site at www.aesc.com or contact investor relations at investing@aesc.com. The list aes-pr-announce is an automated mailing list and can be found on the investing page of our web site. Those who subscribe to this list will receive updates when AES issues a press release.

THE AES CORPORATION

CONSOLIDATED SCHEDULE
FOR THE PERIODS ENDED MARCH 31, 2001 AND 2000

-------------------------------------------------------------------------------------------------------------------------------
                                                                           QUARTER              QUARTER
                                                                            ENDED                ENDED          PERCENTAGE
($ in millions, except per share amounts)                                  3/31/01              3/31/00           CHANGE
-------------------------------------------------------------------------------------------------------------------------------
REVENUES:
Sales and services                                                        $    2,545          $    1,696           50%

OPERATING COSTS AND EXPENSES:
Cost of sales and services                                                     1,921               1,220          (57%)
Selling, general and administrative expenses                                      22                  29          (24%)
                                                                         -------------      --------------
TOTAL OPERATING COSTS AND EXPENSES                                             1,943               1,249          (56%)
                                                                         -------------      --------------
OPERATING INCOME                                                                 602                 447           35%

OTHER INCOME AND (EXPENSE):
Interest expense, net                                                           (350)               (264)          33%
Other (expense) income                                                           (13)                 12         (208%)
Equity in earnings of affiliates (before income tax)                              50                 118          (58%)
Gain on sale of investment                                                         -                 112           n/a
Nonrecurring severance and transaction costs                                     (94)                  -           n/a
                                                                         -------------      --------------
INCOME BEFORE INCOME TAXES
 AND MINORITY INTEREST                                                           195                 425          (54%)

Income tax provision                                                              57                 133           57%
Minority interest                                                                 32                  18          (78%)
                                                                         -------------      --------------
INCOME BEFORE EXTRAORDINARY ITEM                                                 106                 274          (61%)

Extraordinary item, net of tax - Early extinguishment of debt                      -                  (7)          n/a
                                                                         -------------      --------------
NET INCOME                                                                  $    106            $    267          (60%)
                                                                        ==============      ==============
DILUTED EARNINGS
 PER SHARE:
Before extraordinary item                                                       0.20                0.57         (65%)
Extraordinary item                                                                 -               (0.01)         n/a
                                                                         -------------      --------------
Total                                                                      $    0.20            $   0.56         (64%)
                                                                        ==============      ==============

Diluted weighted average shares outstanding (in millions)                        538                 495
                                                                                 ===                 ===

THE AES CORPORATION  ---  SUPPLEMENTAL SCHEDULE (1)
---------------------------------------------------

CONSOLIDATED SCHEDULE (Excluding Brazilian affiliates foreign currency effects, Nonrecurring and Extraordinary items)(1) FOR THE PERIODS ENDED MARCH 31, 2001 AND 2000


------------------------------------------------------------------------------------------------------------------------------------
                                                                                     QUARTER           QUARTER
                                                                                      ENDED             ENDED       PERCENTAGE
($ in millions, except per share amounts)                                            3/31/01           3/31/00         CHANGE
------------------------------------------------------------------------------------------------------------------------------------
REVENUES:
Sales and services                                                                 $   2,545          $   1,696         50%

OPERATING COSTS AND EXPENSES:
Cost of sales and service                                                              1,921              1,220        (57%)
Selling, general and administrative expenses                                              22                 29        (24%)
                                                                                 -------------      -------------

TOTAL OPERATING COSTS AND EXPENSES                                                     1,943              1,249        (56%)
                                                                                 -------------      -------------

OPERATING INCOME                                                                         602                447         35%

OTHER INCOME AND (EXPENSE), EXCLUDING BRAZILIAN AFFILIATES FOREIGN CURRENCY
EFFECTS, NONRECURRING AND EXTRAORDINARY ITEMS:
Interest expense, net                                                                   (350)              (264)        33%
Other (expense) income                                                                   (13)                12       (208%)
Equity in earnings of affiliates (before income tax)                                     140                 99        (41%)
                                                                                 -------------      -------------

 INCOME BEFORE TAXES AND MINORITY INTEREST, EXCLUDING
BRAZILIAN AFFILIATES FOREIGN CURRENCY EFFECTS, NONRECURRING
  AND EXTRAORDINARY ITEMS:                                                               379                294        (29%)
Income tax provision                                                                     121                 86         41%
Minority interest                                                                         32                 18        (78%)
                                                                                 -------------      -------------

NET INCOME, EXCLUDING BRAZILIAN AFFILIATES FOREIGN CURRENCY
  EFFECTS, NONRECURRING ITEMS AND EXTRAORDINARY ITEM                               $     226                190         19%
                                                                                 =============      =============

DILUTED EARNINGS PER SHARE, EXCLUDING BRAZILIAN AFFILIATES
  FOREIGN CURRENCY EFFECTS, NONRECURRING AND EXTRAORDINARY ITEMS                   $    0.42           $   0.38         11%
                                                                                 =============      =============

Diluted weighted average
  shares outstanding (in millions)                                                    558                495
                                                                                      ===                ===

(1) Basis of presentation - This schedule presents, on a proforma basis, the results of operations of AES excluding the aggregate (both subsidiaries and affiliates) Brazilian affiliates foreign currency losses of approximately $59 million after income tax, or $0.11 per share in 2001 and gains of approximately $13 million after income tax, or $0.03 per share in 2000 and nonrecurring items, including transaction and severance costs related to the IPALCO acquisition of $61 million after income tax, or $0.11 per share in 2001 and a gain on the sale of an investment held by IPALCO of $77 million after income tax, or $0.16 per share in 2000. This schedule also excludes the extraordinary loss of approximately $7 million incurred during the first quarter of 2000.

                                  THE AES CORPORATION
                              UNAUDITED SUPPLEMENTAL DATA
                          FOR THE QUARTER ENDED MARCH 31, 2001


                                                        2000                                 2001
                                 -----------------------------------------------------     ---------
                                  1ST QTR    2ND QTR     3RD QTR    4TH QTR       YEAR      1ST QTR
                                 ---------  ---------   ---------  ---------     ------    ---------
GEOGRAPHIC-% of Total
 NORTH AMERICA
 Revenues                           45%        47%         45%         42%         45%         39%
 EBCIT (1)                          37%        44%         43%         36%         42%         40%

 SOUTH/CENTRAL AMERICA
 Revenues                           24%        27%         33%         35%         30%         38%
 EBCIT                              31%        38%         43%         53%         41%         51%

 EUROPE
 Revenues                           22%        17%         15%         15%         17%         14%
 EBCIT                              24%        10%          7%          7%         11%          8%

 ASIA
 Revenues                            9%         9%          7%          8%          8%          9%
 EBCIT                               8%         8%          6%          4%          6%          1%


SEGMENTS-% of Total
 GENERATION
 Revenues                           51%        48%         45%         44%         47%         48%
 Operating Margin (2)               70%        80%         67%         59%         68%         59%
 EBCIT                              64%        65%         55%         38%         52%         43%

 DISTRIBUTION
 Revenues                           49%        52%          55%        56%         53%         52%
 Operating Margin                   30%        20%          33%        41%         32%         41%
 EBCIT                              36%        35%          45%        62%         48%         57%

FINANCIAL HIGHLIGHTS-million $, except Total Assets in billion $

 Revenues                         $1,696     $1,751       $1,995     $2,141       $7,583     $2,545
 EBCIT                              $397       $268         $364       $468       $1,497       $463
 Net Income Excluding
   Extraordinary and Other
   Items (3)                        $190       $140         $164       $225         $796       $226
 Total Assets (billions)             $26        $31          $32        $33          $33        $35
 Deprec./Amort.                     $143       $163         $197       $201         $704       $209
 Parent EBITDA - LTM (4)            $387       $501         $593       $871         $871       $965



(1) EBCIT is net income excluding corporate interest, other corporate costs, income taxes and nonrecurring items. Additionally, in the first quarter of 2001 Brazilian affiliate foreign currency effects have been excluded.

(2) Operating Margin is revenues reduced by cost of sales, depreciation and amortization and other operating expenses.

(3) In the first quarter of 2000 and 2001, Net Income excludes extraordinary items, Brazilian affiliate foreign currency effects and nonrecurring items.

(4) Parent EBITDA is cash flow earnings distributed to parent less parent operating expenses.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               THE AES CORPORATION

DATE:  April 27, 2001                     by:  /s/  William R. Luraschi
                                          Vice President and Secretary